Exhibit (g)(5)

Dated: January 17, 2017

AMENDED AND RESTATED SCHEDULE II

TO THE

CUSTODY AGREEMENT

BETWEEN

TD ASSET MANAGEMENT USA FUNDS INC.

AND

THE BANK OF NEW YORK MELLON

DATED MARCH 24, 2009

SERIES

TD Money Market Portfolio

TD U.S. Government Portfolio

TD Municipal Portfolio

TD California Municipal Money Market Portfolio

TD New York Municipal Money Market Portfolio

TD Institutional U.S Government Fund

TD Institutional Treasury Obligations Money Market Fund

TD Short-Term Bond Fund

TD Core Bond Fund

TD High Yield Bond Fund

Epoch U.S. Equity Shareholder Yield Fund

Epoch Global Equity Shareholder Yield Fund

TD Global Low Volatility Equity Fund

TD Target Return Fund

Epoch U.S. Small-Mid Cap Equity Fund

TD 1- to 5-Year Corporate Bond Portfolio

TD 5- to 10-Year Corporate Bond Portfolio

TDAM Tactical Opportunities Fund

TD ASSET MANAGEMENT USA FUNDS INC.

By: /s/Michele Teichner

Name: Michele Teichner

Title: Vice President

THE BANK OF NEW YORK MELLON

By: /s/Armando Fernandez___

Name: Armando Fernandez_____

Title: Vice President and Managing Director